UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 9, 2007
Date of Report (Date of earliest event reported)

PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8725 W. Higgins Road, Suite 400
Chicago, IL 60631
(Address of Principal Executive Offices, including Zip Code)
(773) 243-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Amendment of Management Retention Agreement for Named Executive Officers
     On October 9, 2007, the company entered into an amended and restated Management Retention Agreement with each of the company’s named executive officers (other than the Chief Executive Officer), consisting of John Schoen, Jeffrey Miller and Biju Nair, as well as with other officers and managers of the company. Substantially all of the modifications contained in the restated agreements were made for purposes of compliance with the final tax regulations under Section 409A of the Internal Revenue Code published in April 2007.
     No changes were made to the terms of the agreements relating to the financial benefits available to the officers in connection with a corporate change of control from the terms previously disclosed by the company.
     A copy of the form of amended and restated Management Retention Agreement have been included as Exhibits 10.64 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
     The following exhibit is furnished herewith:
     Exhibit 10.64:       Form of Amended and Restated Management Retention Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 9, 2007

PCTEL, INC.
By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

Exhibit 10.64	Form of Management Retention Agreement